Exhibit 99.1

Ault Incorporated Reports Fourth Quarter Fiscal Year 2004 Results

    MINNEAPOLIS--(BUSINESS WIRE)--July 27, 2004--

  Sales Up 25% Over Last Year, Efficiencies Increase and Asian Market Strong; Conference Call Set for Wednesday, July 28 at 8:00 a.m. CT

    Ault, Incorporated (Nasdaq:AULT) reported results for its fourth fiscal quarter 2004 ended May 30, 2004. For the fiscal quarter, net sales were $12,429,000, compared to $10,168,000 reported for the fourth quarter of fiscal 2003. The Company reported sales of $45,109,000 for fiscal 2004, compared to $41,479,000 for fiscal 2003.
Company officials noted that the general economic upturn positively impacted sales in the broad business-to-business sector throughout the North American, European and Asian markets. The Company also noted that sales increased significantly in Korea due to the development of major OEM customers in the electronics industry for digital cameras, large format LCDs and cable modems.
    For the fourth quarter of fiscal 2004, the Company recorded a net loss applicable to common stock of $(309,000) or $(0.07) per diluted share, compared to a net loss applicable to common stock of $(3,847,000), or $(0.83) per diluted share for the same period last fiscal year. For the twelve months ended May 30, 2004, the Company reported a net loss applicable to common stock of $(4,953,000), or $(1.06) per diluted share, compared to a net loss of $(7,692,000), or $(1.67) per share for fiscal 2003. The fiscal 2004 year loss includes manufacturing exit costs totaling nearly $2.1 million and inventory writedown of $0.5 million for a total of $2.6 million.
    Frederick M. Green, Ault president and chief executive officer, commented, "We are pleased with the progress and improvements we have made in this fiscal year. We have worked diligently to reduce expenses and improve operational efficiencies. We made tough decisions to bring our expense structure in line with our business level. We also have seen sales increasing across all of our major geographic markets. All of these factors combined brought us very close to attaining our goal of being profitable in the fourth quarter. With the positioning accomplished in 2004, we are poised for a return to profitability as we begin the 2005 fiscal year."
    For more information on this announcement, please join the Ault Fiscal 2004 conference call on Wednesday, July 28, 2004 at 8:00 a.m. Central Daylight Time. To join the conference call, please call 1-800-299-7098 and enter the pass code 35621148. Please call five to ten minutes before the designated start time. The live web cast of the call may be accessed online on StreetEvents at www.streetevents.com or on Ault's web site at www.aultinc.com. The call will be archived at StreetEvents and Ault's web site for 90 days. You may also listen to an encore recording of the conference call from 11:00 a.m. Central Daylight Time Thursday, July 29 through 11:00 a.m. Central Daylight Time Thursday, August 5, 200 by dialing 1-888-286-8010 and then the confirmation code/pass code, 46636791.
    Ault designs, manufactures and markets power conversion products. The Company is a leading supplier to original equipment manufacturers of telecommunications equipment, computer peripherals and medical equipment. Ault's power conversion products provide power at various levels from 1 to 1200 watts for a wide variety of applications.

    Statements regarding Ault's anticipated future performance are forward-looking and therefore involve risks and uncertainties that could cause results or developments to differ significantly from those indicated in the forward-looking statements. These include, but are not limited to: market conditions in the global electronics industry, buying patterns of major customers, competitive products and technologies, the ability to control expense growth, and other factors set forth in the Company's filings with the Securities and Exchange Commission.



                  AULT INCORPORATED AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF OPERATIONS
           (Dollars in Thousands, Except Amounts Per Share)


                               ---------------------------------------
                               Three Months Ended  Twelve Months Ended
                               ------------------  -------------------
                                 May 30   June 1    May 30    June 1
                                  2004     2003      2004      2003
                                -------- --------  --------- ---------
Net Sales                       $12,429  $10,168    $45,109   $41,479

Cost of Goods Sold                9,227    8,612     34,268    33,060
                                -------- --------  --------- ---------
    Gross Profit                  3,202    1,556     10,841     8,419

Operating Expenses:
    Marketing                     1,075    1,449      3,986     4,934
    Design Engineering              894    1,164      3,662     4,226
    General and Administrative    1,305    1,607      5,299     5,617
    Exit Costs                                        2,064
    Goodwill Impairment                    1,153                1,153
                                -------- --------  --------- ---------
                                  3,274    5,373     15,011    15,930
                                -------- --------  --------- ---------
Operating Loss                      (72)  (3,817)    (4,170)   (7,511)

Other Expense:                     (153)     (32)      (591)     (394)
                                -------- --------  --------- ---------

Loss Before Income Taxes           (225)  (3,849)    (4,761)   (7,905)

Income Tax (Benefit) Expense         47      (38)        47      (340)
                                -------- --------  --------- ---------

Net Loss                           (272)  (3,811)    (4,808)   (7,565)

Preferred Stock Dividends           (37)     (36)      (145)     (127)
                                -------- --------  --------- ---------

Net Loss Applicable to Common
 Stockholders                     $(309) $(3,847)   $(4,953)  $(7,692)
                                ======== ========  ========= =========

Net Loss Per Share
    Basic:                       $(0.07)  $(0.83)    $(1.06)   $(1.67)
    Diluted:                     $(0.07)  $(0.83)    $(1.06)   $(1.67)

Common and Equivalent Shares
 Outstanding:
    Basic                         4,701    4,637      4,680     4,597
    Diluted                       4,701    4,637      4,680     4,597



                  AULT INCORPORATED AND SUBSIDIARIES
                      CONSOLIDATED BALANCE SHEETS
                        (Dollars in Thousands)


   ASSETS                                             May 30,  June 1,
                                                       2004     2003
                                                     -----------------


CURRENT ASSETS:
  Cash and cash equivalents                           $1,058   $1,100
  Trade receivables, less allowance for doubtful
   accounts of $478 in 2004; $500 in 2003              8,399    7,417
  Inventories                                          8,737    9,868
  Assets held for sale                                    10        -
  Prepaid and other expenses                           1,374    1,064
                                                     -------- --------
         Total current assets                         19,578   19,449

OTHER ASSETS                                             177      333

PROPERTY, PLANT AND EQUIPMENT:
  Land                                                 1,735    1,735
  Building and leasehold improvements                  6,711    7,845
  Machinery and equipment                              7,050    8,961
  Office furniture and equipment                       1,911    1,887
  Data processing equipment                            2,009    2,227
                                                     -------- --------
                                                      19,416   22,655

         Less accumulated depreciation                 8,743    9,372
                                                     -------- --------

                                                      10,673   13,283
                                                     -------- --------
                                                     $30,428  $33,065
                                                     ======== ========



                  AULT INCORPORATED AND SUBSIDIARIES
                      CONSOLIDATED BALANCE SHEETS
                        (Dollars in Thousands)


  LIABILITIES AND STOCKHOLDERS' EQUITY                May 30,  June 1,
                                                       2004     2003
                                                     -----------------

CURRENT LIABILITIES:
  Note payable to bank                                $4,650   $3,104
  Current maturities of long-term debt                   460      560
  Accounts payable                                     6,265    5,696
  Accrued compensation                                 1,165    1,162
  Accrued commissions                                    281      300
  Other                                                  487      195
                                                     -------- --------
         Total current liabilities                    13,308   11,017

LONG-TERM DEBT, less current maturities                2,313    2,483
DEFERRED TAX LIABILITY                                     -       23
RETIREMENT AND SEVERANCE BENEFITS                        203      148

COMMITMENTS AND CONTINGENCIES

REDEEMABLE CONVERTIBLE PREFERRED STOCK
   No par value, 2,074 shares issued and outstanding   2,074    2,074

STOCKHOLDERS' EQUITY:
  Preferred stock, no par value; authorized
   1,000,000 shares; none issued                           -        -
  Common stock, no par value; authorized 10,000,000
   shares; issued and outstanding 4,705,083 shares
   in 2004; 4,648,499 shares in 2003                  21,173   21,026
  Notes receivable arising from the sale of common
   stock                                                 (45)     (45)
  Accumulated other comprehensive loss                  (870)    (886)
  Accumulated deficit                                 (7,728)  (2,775)
                                                     -------- --------
         Total stockholders equity                    12,530   17,320
                                                     -------- --------
                                                     $30,428  $33,065
                                                     ======== ========

    CONTACT: Ault Incorporated, Minneapolis
             Frederick M. Green, 763-592-1900
             or
             Donald L. Henry, 763-592-1900